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April 9, 1996


Checkpoint Systems, Inc.
101 Wolf Drive
Thorofare, NJ 08086


     Re:    $47,250,000 (Aggregate Principal Amount) of 5.25%
            Convertible Subordinated Debentures Due November 1, 2005, together with the Shares of Common Stock issuable upon conversion of the Debentures and exercise of the Options


Ladies and Gentlemen:


     We have acted as counsel to Checkpoint Systems, Inc., a Pennsylvania corporation (the "Company") in the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3, registration number 333-1085 (the "Registration Statement") registering (i) $47,250,000 aggregate principal amount of 5.25% Convertible Subordinated Debentures Due November 1, 2005 of the Company (the "Debentures"), (ii) the shares of common stock, $.10 par value per share, of the Company ("Common Stock") that are issuable upon conversion of the Debentures (the "Debenture Shares"), and (iii) the shares of Common Stock that are issuable upon exercise of certain non-qualified stock options (the "Options") granted by the Company (the "Option Shares" and, together with the Debenture Shares, the "Shares") for sale by the holders thereof.


     For the purpose of rendering the opinions contained herein we have examined the Company's Articles of Incorporation, as amended, Amended and Restated Bylaws, a specimen of the Debentures, Compensation Option Agreements dated as of


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Checkpoint Systems, Inc.
April 9, 1996
Page 2





September 6, 1994 and as of October 6, 1995, respectively, in favor of Mallory Factor (collectively, the "Option Agreements"), and corporate minutes and other proceedings and records relating to the authorization, issuance and sale by the Company of the Debentures and the Options and the authorization and issuance of the Shares by the Company and such other documents as we have deemed necessary or appropriate in order to render the opinions contained herein.

     In rendering this opinion, we have assumed and relied upon, without independent investigation, other than the inquiry referred to above, (i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals and (iii) the conformity to original documents submitted to us as certified or photostatic copies.

     The law covered by the opinions expressed herein is limited to the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania.

     This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in laws or regulations which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

     Based upon the foregoing, it is our opinion that (i) the Debentures have been legally issued and are binding obligations of the Company, (ii) the Debenture Shares will, when issued as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable and (iii) the Option Shares will, when issued as contemplated by the Option Agreements upon exercise of the Options, be legally issued, fully paid and non-assessable.

     We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and (ii) to the reference in the Prospectus contained


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Checkpoint Systems, Inc.
April 9, 1996
Page 2









within the Registration Statement to our firm as the legal counsel that has passed upon the legality of the Debentures and the Shares offered thereby.



                                         Very truly yours,

                                         STRADLEY, RONON, STEVENS & YOUNG, LLP


                                         By:  /s/ James M. Papada, III
                                            -------------------------------
                                            James M. Papada, III, a Partner

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